EXHIBIT NO. 10.22

                              AMENDMENT TO GUARANTY

            THIS AMENDMENT TO GUARANTY, is dated as of May 28, 2003 (this "Amendment"), between PRIME GROUP REALTY, L.P., having an address at c/o Prime Group Realty Trust, 77 West Wacker Drive, Suite 3900, Chicago, Illinois 60601 ("Guarantor") and LEHMAN BROTHERS BANK FSB, a federal stock savings bank, having an address at Brandywine Building, 1000 West Street, Suite 200, Wilmington, Delaware 19801 ("Lender").

                             W I T N E S S E T H:

            WHEREAS, 330 N. WABASH AVENUE, L.L.C., a Delaware limited liability company ("Borrower") and Lender are parties to that certain Loan
Agreement dated as of March 10, 2003 (the "Original Loan Agreement"), pursuant to which Lender made a loan to Borrower (the "Loan") in the original principal amount of $195,000,000;

            WHEREAS, pursuant to and in accordance with Section 10.23 of the Loan Agreement, Lender exercised the Mezzanine Option (as defined in the Loan Agreement), thereby creating a Mortgage Loan equal to $130,211,771 and a Mezzanine Loan (as defined in the Loan Agreement prior to giving effect to this Amendment) equal to $64,788,229 and in connection therewith, Lender and Borrower executed a certain Amendment to Loan Agreement dated as of May 28, 2003 (the Original Loan Agreement, as amended, being hereinafter called the "Loan Agreement");

            WHEREAS, Guarantor executed a certain Guaranty dated as of March 10, 2003 (the "Guaranty"), wherein Guarantor guaranteed the payment by Borrower of the Post-Possession Re-Leasing Escrow Deposit (as defined in the Loan Agreement) pursuant to and in accordance with Section 5.1.23 of the Loan Agreement;

            WHEREAS, in connection with the Mezzanine Option, Guarantor has executed a certain Guaranty dated as of the date hereof (the "Mezzanine
Guaranty"), wherein Guarantor guaranteed certain obligations of the Mezzanine Borrower under the Mezzanine Loan Agreement (each as defined in the Loan Agreement); and

            WHEREAS, Lender and Guarantor have agreed in the manner hereinafter set forth to modify the Guaranty.

            NOW, THEREFORE, in pursuance of such agreement and for good and valuable consideration, the sufficiency of which is hereby acknowledged, Lender and Guarantor hereby agree as follows:

1. The Guaranty is hereby amended by adding a new Section, entitled "5.15 Termination of Guaranty" to read as follows: "5.15 Termination of Guaranty. This Guaranty shall terminate, expire and be of no further force or effect upon (i) payment by Guarantor of the Guaranteed Obligations (as such term is defined in that certain Guaranty dated as of May 28, 2003 made by Guarantor in favor of Lehman Brothers Holdings Inc. (the "Mezzanine Loan Guaranty")) in connection with the Post-Possession Re-Leasing Escrow Deposit (as defined in the Mezzanine Loan Agreement) or (ii) the deposit by Mezzanine Borrower of the Post-Possession Re-Leasing Escrow Deposit pursuant to and in accordance with Section 5.1.27 of the Mezzanine Loan Agreement."

2. As amended by this Amendment, all terms, covenants and provisions of the Guaranty are ratified and confirmed and shall remain in full force and effect as first written.

3. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

4. This Amendment shall inure to the benefit of and be binding upon Guarantor and Lender and their respective successors and permitted assigns.

5. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

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            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized representatives, all as of the day and year first above written.


                               GUARANTOR:

                                PRIME GROUP REALTY, L.P.

                                 By:Prime Group Realty Trust, its managing
                                    general partner




                                       By:/s/ Louis G. Conforti
                                          ---------------------
                                          Name: Louis G. Conforti
                                          Title: Co-President



                              LENDER:



                              LEHMAN BROTHERS BANK FSB, a federal stock savings bank


                             By:/s/ Charlene Thomas
                                -------------------
                                Name: Charlene Thomas
                                Title: Authorized Signatory